UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2007 (August 2, 2007)

QUALITY DISTRIBUTION, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	000-24180	59-3239073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of Principal Executive Offices, including Zip Code)

(813) 630-5826

(Registrant’s Telephone Number, Including Area Code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre—commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre—commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 2, 2007, Quality Distribution, LLC (“Quality”), a Delaware limited liability company and wholly-owned subsidiary of Quality Distribution, Inc., a Florida corporation, (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among Quality and each of Walter J. Boasso, Scott Leonard, Scott D. Giroir, Robert E. Showalter, in his individual capacity and as trustee for the Boasso Inter Vivos Trust for each of Brittany Anne Boasso, Walter Joseph Boasso, Jr., and Rory James Boasso, and Rose Mary Doyle (each a “Seller” and together, the “Sellers”). Pursuant to the Purchase Agreement, Quality will acquire (the “Acquisition”) all of the outstanding capital stock of Boasso America Corporation, a Louisiana corporation (“Boasso”).

The aggregate purchase price for the Acquisition will consist of (i) $57,350,000 in cash less the outstanding long-term indebtedness of Boasso, subject to a working capital adjustment, and (ii) a $2,500,000 promissory note (the “Note”) for the benefit of Walter J. Boasso. The Note will have a term of 2 years, but the holder has the right to require that it be paid in full on the first anniversary of the Acquisition. The Note will be convertible into shares of the Company common stock following the first anniversary of the Acquisition at the election of the holder. The Purchase Agreement specifies the termination rights of the parties and further provides that upon termination of the Purchase Agreement under certain circumstances, Quality may be required to pay Sellers a fee of $500,000.

Quality and the Sellers have each made customary representations, warranties and covenants in the Purchase Agreement, including, among others, Sellers’ covenant to conduct the business in the ordinary course between the execution of the Purchase Agreement and the closing of the Acquisition and to refrain from certain kinds of transactions during that period. Quality and Sellers each agreed to indemnify the other for certain losses arising out of breaches of representations, warranties, covenants and other specified matters. In support of the indemnification obligations, Sellers have agreed to escrow $2,500,000 of the purchase price for eighteen months following the closing. Additionally, for the first twelve months after the closing, Quality will be able to offset any indemnification claims in excess of the escrowed amount against the Note.

Consummation of the Acquisition is subject to customary closing conditions, including, among others, (i) no threatened or pending litigation seeking to prevent consummation of the Acquisition, (ii) absence of a material adverse change in the business, assets, properties, condition, results of operations or prospects of Boasso since March 31, 2007, (iii) ability of Quality to obtain the financing necessary to consummate the Acquisition, (iv) entry into employment agreements with certain members of the Boasso management team, (v) entry by each Seller into a 2-year non-competition agreement preventing each such Seller from, among other things, carrying on or engaging in a business similar to that of Boasso or soliciting Boasso’s customers; and (vi) subject to certain exceptions, the accuracy of the representations and warranties of the parties. The parties expect the Acquisition to close in the fourth quarter of 2007.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement. The Company intends to file the Purchase Agreement as an exhibit to its Form 10-Q for the quarter ended September 30, 2007.

Statements of our and others’ expectations are forward-looking statements, which represent our reasonable judgment on the future based on various factors and using numerous assumptions, and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Important factors that could cause our actual results to be materially different from such forward-looking statements include, without limitation, the items identified as closing conditions in this Current Report on Form 8-K. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007

QUALITY DISTRIBUTION, INC.

By:	/s/ Timothy B. Page
Name:	Timothy B. Page
Title:	Senior Vice President and Chief Financial Officer

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